Amended February 28, 1997


AMENDED RULE 18f-3 PLAN ADOPTED WITH RESPECT TO THE MULTIPLE
  CLASS DISTRIBUTION SYSTEM OF COUNTRYWIDE INVESTMENTS
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         Countrywide   Investment   Trust,   Countrywide   Tax-Free   Trust  and
Countrywide Strategic Trust (the "Trusts") have each adopted this Plan pursuant to Rule 18f-3 promulgated under the Investment Company Act of 1940 (the "1940 Act"). The individual series of the Trusts which are not money market funds are referred to collectively, in whole or in part, as the context requires, as the "Funds." The individual series of the Trusts which are money market funds are referred to collectively, in whole or in part, as the context requires, as the "Money Market Funds." The Funds and the Money Market Funds are referred to collectively, in whole or in part, as the context requires, as the "Countrywide Funds."

         Each Trust is an open-end management investment company registered under the 1940 Act. Countrywide Investments, Inc. (the "Distributor") provides investment advisory and management services to each of the Countrywide Funds and acts as principal underwriter for the Countrywide Funds.

          This Plan permits the Funds to issue and sell up to three classes of shares and the Money Market Funds to issue and sell up to two classes of shares for the purpose of establishing a multiple class distribution system (the "Multiple Class Distribution System"). The Plan further permits the Funds to assess a contingent deferred sales charge ("CDSC") on certain redemptions of a class of the Funds' shares and to waive the CDSC in certain instances. These guidelines set forth the conditions


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pursuant to which the Multiple Class Distribution System will operate and the duties and responsibilities of the Trustees of each Trust with respect to the Multiple Class Distribution System.

DESCRIPTION OF THE MULTIPLE CLASS DISTRIBUTION SYSTEM
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         MULTIPLE CLASS  DISTRIBUTION  SYSTEM FOR THE FUNDS.  The Multiple Class
Distribution System enables each Fund to offer investors the option of purchasing shares in one of three manners: (1) subject to a conventional front-end sales load and a distribution fee not to exceed .35% of average net assets (Class A shares); (2) subject to either no front-end sales load or a front-end sales load which is smaller than the sales load on Class A shares, and in addition subject to a distribution fee and service fee of up to 1% of average net assets (Class B shares); or (3) subject to a CDSC and a distribution fee and service fee of up to 1% of average net assets (Class C shares).

          The actual creation and issuance of multiple classes of shares will be made on a Fund-by-Fund basis, and some Funds may not in fact create or issue any new classes of shares or may create or issue only two of the three classes of shares described herein.

         The three classes will each represent interests in the same portfolio of investments of such Fund. The three classes will be identical except that (i) the distribution fees payable by a Fund attributable to each class pursuant to the distribution plans adopted by the Funds in accordance with Rule 12b-1 under the 1940

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Act will be  higher  for  Class B shares  and  Class C shares  than for  Class A shares;  (ii) each class may bear different  Class Expenses (as defined  below);
(iii) each class will vote separately as a class with respect to a Fund's Rule 12b-1 distribution plan; (iv) each class has different exchange privileges; and
(v) each class may bear a different name or designation.

         Investors purchasing Class A shares will do so at net asset value plus a front-end sales load in the traditional manner. The sales load may be subject to reductions for larger purchases, under a combined purchase privilege, under a right of accumulation or under a letter of intent. The sales load may be subject to certain other reductions permitted by Section 22(d) of the 1940 Act and set forth in the registration statement of each Trust. The public offering price for the Class A shares will be computed in accordance with Rule 22c-1, Section 22(d) and other relevant provisions of the 1940 Act and the rules and regulations thereunder. Each Fund will also pay a distribution fee pursuant to the Fund's
Rule 12b-1 distribution plan at an annual rate of up to .35% of 1% of the average daily net asset value of the Class A shares.

         Investors purchasing Class B shares of a Fund will do so at either net asset value without a front-end sales load or at net asset value plus a front-end sales load which is less than the front-end sales load applicable to Class A shares of such Fund. The sales load on Class B shares, if any, may be subject to reductions for larger purchases, under a combined purchase

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privilege or under a letter of intent. The public offering price for the Class B shares will be computed in accordance with Rule 22c-1, Section 22(d) and other relevant provisions of the 1940 Act and the rules and regulations thereunder. Each Fund will also pay a distribution fee pursuant to the Fund's Rule 12b-1 distribution plan at an annual rate of up to 1% of the average daily net asset value of the Class B shares.

         Investors purchasing Class C shares will do so at net asset value per share without the imposition of a sales load at the time of purchase. Each Fund will pay a distribution fee pursuant to the distribution plan at an annual rate of up to 1% of the average daily net asset value of the Class C shares. In addition, an investor's proceeds from a redemption of Class C shares made within a specified period of time of their purchase generally will be subject to a CDSC imposed by the Distributor. The CDSC will range from 1% to 5% (but may be higher or lower) on shares redeemed during the first year after purchase and will be reduced at a rate of 1% (but may be higher or lower) per year over the CDSC period, so that redemptions of shares held after that period will not be subject to a CDSC. The CDSC will be made subject to the conditions set forth below. The Class C alternative is designed to permit the investor to purchase Class C shares without the assessment of a front-end sales load and at the same time permit the Distributor to pay financial intermediaries selling shares of each Fund a commission on the sale of the Class C shares.
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         Under the  Trusts'  distribution  plans,  the  Distributor  will not be entitled to any specific percentage of the net asset value of each class of shares of the Funds or other specific amount. As described above, each Fund will pay a distribution fee pursuant to its distribution plan at an annual rate of up to .35% of the average daily net assets of such Fund's Class A shares and up to 1% of the average daily net asset value of such Fund's Class B shares and Class C shares. Under the Trusts' distribution plans, payments will be made for expenses incurred in providing distribution-related services (including, in the case of the Class C shares, commission expenses as described in more detail below). Each Fund will accrue at a rate (but not in excess of the applicable maximum percentage rate) which is reviewed by each Trust's Board of Trustees quarterly. Such rate is intended to provide for accrual of expenses at a rate that will not exceed the unreimbursed amounts actually expended for distribution by a Fund. If at any time the amount accrued by a Fund would exceed the amount of distribution expenses incurred with respect to such Fund during the fiscal year (plus, in the case of Class C shares, prior unreimbursed commission-related expenses), then the rate of accrual will be adjusted accordingly. In no event will the amount paid by the Funds exceed the unreimbursed expenses previously incurred in providing distribution-related services.

         Proceeds from the distribution fee and, in the case of Class C shares, the CDSC, will be used to compensate financial

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intermediaries  with a service fee based upon a percentage  of the average daily net asset value of the shares maintained in the Funds by their customers and to defray the expenses of the Distributor with respect to providing distribution related services, including commissions paid on the sale of Class C shares.

         MULTIPLE CLASS DISTRIBUTION SYSTEM FOR THE MONEY MARKET FUNDS. The Multiple Class Distribution System enables each Money Market Fund to offer investors the option of purchasing shares in one of two manners: (1) subject to a distribution fee not to exceed .35% of average net assets (Class A, or "Retail" shares); or (2) subject to no distribution fee with a higher minimum initial investment requirement (Class B, or "Institutional" shares).

         The actual creation and issuance of multiple classes of shares will be made on a fund-by-fund basis, and some Money Market Funds may not in fact create or issue any new class of shares described herein.

         The two classes will each represent interests in the same portfolio of investments of such Money Market Fund. The two classes will be identical except that (i) Retail shares will be subject to distribution fees pursuant to the distribution plans adopted by the Money Market Funds in accordance with Rule 12b-1 under the 1940 Act, (ii) each class may bear different Class Expenses (as defined below); (iii) each class has exclusive voting rights with respect to matters affecting only that class;

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and (iv) each class may bear a different name or designation.

         Investors purchasing Retail shares will do so at net asset value. Each Retail share will also pay a distribution fee pursuant to the Money Market Fund's Rule 12b-1 distribution plan at an annual rate of up to .35% of 1% of the average daily net asset value of the Retail shares.

         Investors purchasing Institutional shares of a Money Market
Fund will do so at net asset value. Each Institutional share will not be subject to any distribution fees.

         Under the Trusts' distribution plans, the Distributor will not be entitled to any specific percentage of the net asset value of Retail shares or other specific amount. As described above, each class of Retail shares will pay a distribution fee pursuant to its distribution plan at an annual rate of up to
 .35% of the average daily net assets of such Money Market Fund's Retail shares. Under the Trusts' distribution plans, payments will be made for expenses incurred in providing distribution-related services. Retail shares will accrue distribution expenses at a rate (but not in excess of the applicable maximum percentage rate) which is reviewed by each Trust's Board of Trustees quarterly. Such rate is intended to provide for accrual of expenses at a rate that will not exceed the unreimbursed amounts actually expended for distribution by Retail shares. If at any time the amount accrued by Retail shares would exceed the amount of distribution expenses incurred with respect to such Retail shares during the fiscal year, then the rate of accrual will be

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adjusted  accordingly.  In no event will the amount paid by Retail shares exceed the unreimbursed expenses previously incurred in providing distribution-related services. Proceeds from the distribution fee will be used to compensate financial intermediaries with a service fee based upon a percentage of the average daily net asset value of the Retail shares maintained by their customers and to defray the expenses of the Distributor with respect to providing distribution related services.

         GENERAL. All classes of shares of each Countrywide Fund will have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except for the differences mentioned above.

         Under the Multiple Class Distribution System, the Board of Trustees could determine that any of certain expenses attributable to the shares of a particular class of shares will be borne by the class to which they were attributable ("Class Expenses"). Class Expenses are limited to (a) transfer agency fees identified by the Trusts as being attributable to a class of shares;
(b) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class; (c) SEC and Blue Sky registration fees incurred by a class of shares; (d) the expenses of administrative personnel and services as required to support the shareholders of a specific class; (e) litigation or other legal expenses relating

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to a specific  class of shares;  (f)  Trustees'  fees or expenses  incurred as a result of issues relating to a specific class of shares; (g) accounting fees and expenses relating to a specific class of shares; and (h) additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly allocated to one class of shares and approved by the Board of Trustees.

         Under the Multiple Class Distribution System, certain expenses could be attributable to more than one Countrywide Fund ("Countrywide Fund Expenses"). All such Countrywide Fund Expenses would be first allocated among Countrywide Funds, based on the aggregate net assets of such Countrywide Funds, and then borne on such basis by each Countrywide Fund and without regard to class. Expenses that were attributable to a particular Countrywide Fund but not to a particular class thereof ("Series Expenses"), would be borne by each class on the basis of the net assets of such class in relation to the aggregate net assets of the Countrywide Fund. In addition to distribution fees, Class Expenses may be applied to the shares of a particular class. Any additional Class Expenses not specifically identified above in the preceding paragraph which are subsequently identified and determined to be properly applied to one class of shares shall not be so applied until approved by the Board of Trustees.

         Subject to the approval of the Board of Trustees,  certain expenses may
be  applied   differently  if  their  current   application  becomes  no  longer
appropriate. For example, if a Class Expense

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is no  longer  attributable  to a  specific  class,  it  may be  charged  to the applicable Countrywide Fund or Countrywide Funds, as appropriate. In addition, if application of all or a portion of a particular expense to a class is determined by the Internal Revenue Service or counsel to the Trusts to result in a preferential dividend for which, pursuant to Section 562(c) of the Internal Revenue Code of 1986, as amended (the "Code"), a Countrywide Fund would not be entitled to a dividends paid deduction, all or a portion of the expense may be treated as a Series Expense or a Countrywide Fund Expense. Similarly, if a Countrywide Fund Expense becomes attributable to a specific Countrywide Fund it may be treated as a Series Expense.

         Because of the varying distribution fees and Class Expenses that may be borne by each class of shares, the net income of (and dividends payable with respect to) each class may be different from the net income of (and dividends payable with respect to) the other classes of shares of a Countrywide Fund. Dividends paid to holders of each class of shares in a Countrywide Fund would, however, be declared and paid on the same days and at the same times and, except as noted with respect to the varying distribution fees and Class Expenses would be determined and paid in the same manner. To the extent that a Fund has undistributed net income, the net asset value per share of each class of such Fund's shares will vary.

         Each Countrywide Fund will briefly describe the salient features of the Multiple Class Distribution System in its prospectus. Each Countrywide Fund will disclose in its

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prospectus the respective expenses, performance data, distribution arrangements, services, fees, sales loads, deferred sales loads and exchange privileges applicable to each class of shares offered through that prospectus. The shareholder reports of each Countrywide Fund will disclose the respective
expenses  and  performance  data  applicable  to  each  class  of  shares.   The
shareholder reports will contain, in the statement of assets and liabilities and statement of operations, information related to the Countrywide Fund as a whole generally and not on a per class basis. Each Countrywide Fund's per share data, however, will be prepared on a per class basis with respect to all classes of shares of such Countrywide Fund. The information provided by the Distributor for publication in any newspaper or similar listing of the Funds' net asset values and public offering prices will separately present Class A, Class B and Class C shares.

         The Class C alternative is designed to permit the investor to purchase Class C shares without the assessment of a front-end sales load and at the same time permit the Distributor to pay financial intermediaries selling shares of the Funds a commission on the sale of the Class C shares. Proceeds from the distribution fee and the CDSC will be used to compensate financial intermediaries with a service fee and to defray the expenses of the Distributor with respect to providing distribution related services, including commissions paid on the sale of Class C shares.

         The CDSC will not be imposed on redemptions of shares which

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were purchased more than a specified period, up to six years (the "CDSC Period")
prior to their redemption. The CDSC will be imposed on the lesser of the aggregate net asset value of the shares being redeemed either at the time of purchase or redemption. No CDSC will be imposed on shares acquired through reinvestment of income dividends or capital gains distributions. In determining whether a CDSC is applicable, unless the shareholder otherwise specifically directs, it will be assumed that a redemption is made first of any Class C shares derived from reinvestment of distributions, second of Class C shares held for a period longer than the CDSC Period, third of any class B shares in the shareholder's account, fourth of any Class A shares in the shareholder's account, and fifth of Class C shares held for a period not longer than the CDSC Period.

         In addition, the Funds will waive the CDSC on redemptions following the death or disability of a shareholder as defined in Section 72(m)(7) of the Internal Revenue Code of 1986. The Distributor will require satisfactory proof of death or disability before it determines to waive the CDSC. In cases of death or disability, the CDSC may be waived where the decedent or disabled person is either an individual shareholder or owns the shares with his or her spouse as a joint tenant with rights of survivorship if the redemption is made within one year of death or initial determination of disability.

         Under the Multiple Class Distribution System, Class A shares and Class B shares of a Countrywide Fund (including Retail shares and Institutional shares of a Money Market Fund) will be

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exchangeable  for (a) Class A shares of the other  Funds,  (b) Class B shares of the other  Funds,  (c)  shares of the Money  Market  Funds and (d) shares of any
Countrywide   Fund  which  offers  only  one  class  of  shares  (provided  such
Countrywide Fund does not impose a CDSC) on the basis of relative net asset value per share, plus an amount equal to the difference, if any, between the sales charge previously paid on the exchanged shares and sales charge payable at the time of the exchange on the acquired shares.

         Class C shares of a Fund will be exchangeable for (a) Class C shares of the other Funds, (b) shares of the Money Market Funds and (c) shares of any Fund which offers only one class of shares and which imposes a CDSC on the basis of relative net asset value per share. A Fund will "tack" the period for which original Class C shares were held onto the holding period of the acquired Class C shares for purposes of determining what, if any, CDSC is applicable in the event that the acquired Class C shares are redeemed following the exchange. In the event of redemptions of shares after an exchange, an investor will be subject to the CDSC of the Fund with the longest CDSC period and/or highest CDSC schedule which may have been owned by him or her, resulting in the greatest CDSC payment. The period of time that Class C shares are held in a Money Market Fund will not count toward the CDSC holding period. The Countrywide Funds will comply with Rule 11a-3 under the 1940 Act as to any exchanges.

LEGAL ANALYSIS
--------------
            The Board of Trustees of each Trust has determined to

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rely on Rule 18f-3  under the 1940 Act and to  discontinue  reliance on an Order previously received from the Securities and Exchange Commission (the "SEC") exempting the Countrywide Funds from the provisions of Sections 18(f), 18(g) and 18(i) of the 1940 Act to the extent that the issuance and sale of multiple classes of shares representing interests in the same Countrywide Fund might be deemed: (a) to result in a "senior security" within the meaning of Section 18(g); (b) prohibited by Section 18(f); and (c) to violate the equal voting provisions of Section 18(i).

          The Distributor believes that the Multiple Class Distribution System as described herein will better enable the Countrywide Funds to meet the competitive demands of today's financial services industry. Under the Multiple Class Distribution System, an investor will be able to choose the method of purchasing shares that is most beneficial given the amount of his or her purchase, the length of time the investor expects to hold his or her shares, and other relevant circumstances. The System permits the Countrywide Funds to facilitate both the distribution of their securities and provide investors with a broader choice as to the method of purchasing shares without assuming excessive accounting and bookkeeping costs or unnecessary investment risks.

         The allocation of expenses and voting rights relating to the Rule 12b-1 plans in the manner described is equitable and does not discriminate against any group of shareholders. In addition, such arrangements should not give rise to any conflicts of

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interest because the rights and privileges of each class of shares are substantially identical.

          The Distributor believes that the Multiple Class Distribution System will not increase the speculative character of the shares of the Countrywide Funds. The Multiple Class Distribution System does not involve borrowing, nor will it affect the Countrywide Funds' existing assets or reserves, and does not involve a complex capital structure. Nothing in the Multiple Class Distribution System suggests that it will facilitate control by holders of any class of shares.

          The Distributor believes that the ability of the Funds to implement the CDSC is appropriate in the public interest, consistent with the protection of investors, and consistent with the purposes fairly intended by the policy and provisions of the 1940 Act. The CDSC arrangement will provide shareholders the option of having their full payment invested for them at the time of their purchase of shares of the Funds with no deduction of a sales charge.

CONDITIONS OF OPERATING UNDER THE MULTIPLE CLASS DISTRIBUTION SYSTEM
--------------------------------------------------------------------
          The operation of the Multiple Class Distribution System shall at all times be in accordance with Rule 18f-3 under the 1940 Act and all other applicable laws and regulations, and in addition, shall be subject to the following conditions:

         1. Each class of shares will represent interests in the same portfolio of investments of a Countrywide Fund, and be

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identical  in all  material  respects,  except  as set  forth  below.  The  only differences among the various classes of a Countrywide Fund will relate solely to: (a) the impact of the disproportionate Rule 12b-1 distribution plan payments allocated to each of the Class A shares, Class B shares or Class C shares of a Fund; (b) the impact of the Rule 12b-1 distribution plan payments imposed on Retail shares but not Institutional shares of a Money Market Fund; (c) Class Expenses, which are limited to (i) transfer agency fees (including the incremental cost of monitoring a CDSC applicable to a specific class of shares),
(ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class, (iii) SEC and Blue Sky registration fees incurred by a class of shares, (iv) the expenses of administrative personnel and services as required to support the shareholders of a specific class, (v) litigation or other legal expenses relating to a specific class of shares, (vi) Trustees' fees or expenses incurred as a result of issues relating to a specific class of shares, and (vii) accounting fees and expenses relating to a specific class of shares; (d) the fact that each class will vote separately as a class with respect to the Rule 12b-1 distribution plans or any other matter affecting only that class; (e) the different exchange privileges of the various classes of shares; and (f) the designation of each class of shares of the Countrywide Funds. Any additional incremental expenses not specifically identified

                                                     - 16 -


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above that are subsequently  identified and determined to be properly  allocated to one class of shares shall not be so allocated until approved by the Board of Trustees.

         2. The Trustees of each Trust, including a majority of the Trustees who are not interested persons of the Trust, have approved this Plan as being in the best interests of each class individually and each Countrywide Fund as a whole. In making this finding, the Trustees evaluated the relationship among the classes, the allocation of expenses among the classes, potential conflicts of interest among classes, and the level of services provided to each class and the cost of those services.

         3. Any material changes to this Plan, including but not limited to a change in the method of determining Class Expenses that will be applied to a class of shares, will be reviewed and approved by votes of the Board of Trustees of each Trust, including a majority of the Trustees who are not interested persons of the Trust.

         4. On an ongoing basis, the Trustees of each of the Trusts, pursuant to their fiduciary responsibilities under the 1940 Act and otherwise, will monitor each Countrywide Fund for the existence of any material conflicts between the interests of the classes of shares. The Trustees, including a majority of the Trustees who are not interested persons of the Trust, shall take such action as is reasonably necessary to eliminate any such conflicts that may develop. The Distributor will be responsible for reporting any potential or existing conflicts to the

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Trustees.  If a conflict arises, the Distributor at its own cost will remedy such conflict up to and including establishing a new registered management investment company.

         5. The Trustees of each Trust will receive quarterly and annual Statements complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the Statements, only distribution expenditures properly attributable to the sale of a class of shares will be used to support the Rule 12b-1 fee charged to shareholders of such class of shares. Expenditures not related to the sale of a particular class will not be presented to the Trustees to justify any fee attributable to that class. The Statements, including the allocations upon which they are based, will be subject to the review and approval of the independent Trustees in the exercise of their fiduciary duties.

         6. Dividends paid by a Countrywide Fund with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that distribution fee payments and Class Expenses relating to each respective class of shares will be borne exclusively by that class.

         7. The Countrywide Funds have established the manner in which the net asset value of the multiple classes of shares will be determined and the manner in which dividends and distributions will be paid. Attached hereto as Exhibit A is a procedures memorandum and worksheets with respect to the methodology and

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procedures for calculating  the net asset value and dividends and  distributions of the various classes and the proper allocation of income and expenses among the classes.

         8. The Distributor represents that it has in place, and will continue to maintain, adequate facilities in place to ensure implementation of the methodology and procedures for calculating the net asset value and dividends and distributions among the various classes of shares.

         9. If a Countrywide Fund offers separate classes of shares through separate prospectuses, each such prospectus will disclose (i) that the Countrywide Fund issues other classes, (ii) that those other classes may have different sales charges and other expenses, which may affect performance, (iii) a telephone number investors may call to obtain more information concerning the other classes available to them through their sales representative, and (iv) that investors may obtain information concerning those classes from their sales representative or the Distributor.

         10. The Distributor has adopted compliance standards as to when Class A, Class B and Class C shares may appropriately be sold to particular investors. The Distributor will require all persons selling shares of the Countrywide Funds to agree to conform to such standards.

         11. Each Countrywide Fund will briefly describe the salient features of the Multiple Class Distribution System in its prospectus. Each Countrywide Fund will disclose in its prospectus the respective expenses, performance data, distribution arrangements, services, fees, sales loads, deferred sales loads and exchange privileges applicable to each class of shares offered through that prospectus. Each
Countrywide Fund will disclose the respective expenses and performance data applicable to each class of shares in every shareholder report. The shareholder reports will contain, in the statement of assets and liabilities and statement of operations, information related to the Countrywide Fund as a whole generally and not on a per class basis. Each Countrywide Fund's per share data, however, will be prepared on a per class basis with respect to all classes of shares of such Countrywide Fund. The information provided by the Trusts for publication in any newspaper or similar listing of the Funds' net asset values and public offering prices will separately present Class A, Class B and Class C shares.

         12. The Trusts will comply with the provisions of Rule 6c-10 under the 1940 Act, IC-20916 (February 23, 1995), as such rule is currently adopted and as it may be amended.

                                                                EXHIBIT A






                          COUNTRYWIDE INVESTMENT TRUST
                           COUNTRYWIDE STRATEGIC TRUST
                           COUNTRYWIDE TAX-FREE TRUST


                              MULTIPLE-CLASS FUNDS

                             METHODOLOGY, PROCEDURES
                                       AND
                          INTERNAL ACCOUNTING CONTROLS

                                  INTRODUCTION

         Countrywide Investment Trust, Countrywide Tax-Free Trust and Countrywide Strategic Trust (the "Trusts") are Massachusetts business trusts registered under the Investment Company Act of 1940 as open-end management investment companies. Countrywide Investments, Inc. (the "Distributor") acts as the investment manager to each Countrywide Fund and serves as each Countrywide Fund's principal underwriter. The Distributor is a subsidiary of Countrywide Financial Services, Inc. The Trusts presently offer the following series of shares (collectively, the "Funds") representing interests in separate investment portfolios:

Countrywide Strategic Trust          Countrywide Tax-Free Trust
U.S. Government Securities Fund      Tax-Free Intermediate Term Fund
Treasury Total Return Fund           Ohio Insured Tax-Free Fund
*Utility Fund
*Equity Fund
                         Countrywide Investment Trust
                         Intermediate Term Government Income Fund
                         *Global Bond Fund
                         Adjustable Rate U.S. Government Securities Fund

     * Periodic (non-daily) dividend Funds

         Each Fund may offer multiple classes of shares as more fully described in the Trusts' Rule 18f-3 Plan. The Multiple Class Distribution System would enable each Fund to offer investors the option of purchasing shares in one of three manners: (1) subject to a conventional front-end sales load and a distribution fee not to exceed .35% of average net assets (Class A shares); (2) subject to either no front-end sales load or to a front-end sales load which is smaller than the sales load on Class A shares, and also subject to a distribution fee and service fee of up to 1% of average net assets (Class B shares); or (3) subject to a contingent deferred sales charge and a distribution fee and service fee of up to 1% of average net assets (Class C shares). Each of the Funds which invests primarily in domestic debt securities intends that substantially all net investment income will be declared as a dividend daily and paid monthly. Each of the Funds designated by an asterisk in the above chart declares and pays net investment income at the end of each calendar quarter (such Funds are referred to herein as "periodic dividend Funds"). Future series of the Trusts may declare dividends daily or periodically. The Funds and any future series of the Trusts will declare and pay substantially all net realized gains, if any, at least annually.

         The   Trusts   presently   offer   the   following   series  of  shares
(collectively, the "Money Market Funds") representing interests in separate investment portfolios:

Countrywide Tax-Free Trust
Florida Tax-Free Money Fund
Ohio Tax-Free Money Fund

         Each Money Market Fund may offer two classes of shares as more fully described in the Trusts' Rule 18f-3 Plan. The Multiple Class Distribution System would enable each Money Market Fund to offer investors the option of purchasing shares in one of two manners: (1) subject to a distribution fee not to exceed
 .35% of average net assets (Retail shares); or (2) subject to no distribution fee with a higher minimum initial investment requirement (Institutional shares). Each of the Money Market Funds intends that substantially all net investment income will be declared as a dividend daily and paid monthly.

         Pursuant to an Accounting Services Agreement, Countrywide Fund Services, Inc. ("CFS") maintains the Countrywide Funds' accounting records and performs the daily calculations of each Countrywide Fund's net asset value. Thus the procedures and internal accounting controls for the Countrywide Funds include the participation of CFS.

         The internal accounting control environment at CFS provides for minimal risk of error. This has been accomplished through the use of competent and well-trained employees, adequate facilities and established internal accounting control procedures.

         Additional procedures and internal accounting controls have been designed for the multiple class funds. These procedures and internal accounting controls have been reviewed by management of the Trusts and CFS to ensure that the risks associated with multiple- class funds are adequately addressed.

         The specific internal accounting control objectives and the related methodology, procedures and internal accounting controls to achieve these stated objectives are outlined below.

                      METHODOLOGY, PROCEDURES AND INTERNAL
                  ACCOUNTING CONTROLS FOR MULTIPLE-CLASS FUNDS

         The three internal accounting control objectives to be achieved are:

         (1) The daily net asset value for all classes of shares of each Countrywide Fund is accurately calculated.

         (2) Recorded expenses of a Countrywide Fund are properly allocated between each class of shares.

         (3) Dividend distributions are accurately calculated for each class of shares.

1.       Control Objective

         The daily net asset value for all classes of shares of each Countrywide Fund is accurately calculated.

         Methodology, Procedures and Internal Accounting Controls
         --------------------------------------------------------

         a. Securities of the Funds will be valued daily at their current market value by a reputable pricing source. Security positions will be reconciled from the Trusts' records and to custody records and reviewed for completeness and accuracy.

         b. Securities of the Money Market Funds will be valued daily on an amortized cost basis in accordance with written procedures adopted pursuant to Rule 2a-7 of the 1940 Act.

         c. Prepaid and intangible assets will be amortized over their estimated useful lives. These assets will be reviewed monthly to ensure a proper presentation and amortization during the period.

         d. Investment income, realized and unrealized gains or losses will be calculated daily from CFS's portfolio system and reconciled to the general ledger. Yields and fluctuations in security prices will be monitored on a daily basis by CFS personnel. Interest and dividend receivable amounts will be reconciled to holdings reports.

         e. An estimate of all expenses for each Countrywide Fund will be accrued daily. Daily expense accruals will be reviewed and revised, as required, to reflect actual payments made to vendors.

         f. Capital accounts for each class of shares will be updated based on daily share activity and reconciled to transfer agent reported outstanding shares.

         g. All balance sheet asset, liability and capital accounts will be reconciled to subsidiary records for completeness and accuracy.

         h. For each Countrywide Fund, a pricing worksheet (see attached example) will be prepared daily which calculates the net asset value of settled shares by class (for the Money Market Funds and the other daily dividend funds) or net asset value of outstanding shares (for periodic dividend funds) and the percentage of net asset value of such class to the total of all classes of shares. Investment income and joint expenses will be allocated by class of shares according to such percentages. Realized and unrealized gains will be allocated by class of shares according to such percentages.

         i. Prior day net assets by class will be rolled forward to current day net assets by class of shares by adjusting for current day income, expense and distribution activity. (There may or may not be distribution activity in the periodic dividend funds.) Net assets by class of shares will then be divided by the number of outstanding shares for each class to obtain the net asset value per share. Net asset values will be reviewed and approved by supervisors.

         j. Net asset values per share of the different classes of shares for daily dividend funds should be identical except with respect to possible differences attributable to rounding. Differences, if any, will be investigated by the accounting supervisor.

         k. Net asset values per share of the different classes of shares for the periodic dividend funds may be different as a result of accumulated income between distribution dates and the effect of class specific expenses. Other differences, if any, will be investigated by the accounting supervisor.

2.       Control Objective

         Recorded expenses of a Countrywide Fund are properly allocated between each class of shares.

         Methodology, Procedures and Internal Accounting Controls
         --------------------------------------------------------
         a. Expenses will be classified as being either joint or class specific on the pricing worksheet.

         b. Certain expenses will be attributable to more than one Countrywide Fund. Such expenses will be first allocated among the Countrywide Funds, based on the aggregate net assets of such Countrywide Funds, and then borne on such basis by each Countrywide Fund and without regard to class. These expenses could include, for example, Trustees' fees and expenses, unallocated audit and legal fees, insurance premiums, expenses relating to shareholder reports and printing expenses. Expenses that are attributable to a particular Countrywide Fund but not to a particular class thereof will be borne by each class on the basis of the net assets of such class in relation to the aggregate net assets of the Countrywide Fund. These expenses could include, for example, advisory fees and custodian fees, and fees related to the preparation of separate documents for current shareholders of a particular Countrywide Fund.

         c. Class specific expenses are those identifiable with each individual class of shares. These expenses include 12b-1 distribution fees; transfer agent fees as identified by CFS as being attributable to a specific class; printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a particular class; SEC and Blue Sky registration fees; the expenses of administrative personnel and services required to support the shareholders of a specific class; litigation or other legal expenses relating solely to one class of shares; Trustees' fees incurred as a result of issues relating to one class of shares; and accounting fees and expenses relating to a specific class of shares.

         d. Joint expenses will be allocated daily to each class of shares based on the percentage of the net asset value of shares of such class to the total of the net asset value of shares of all classes of shares. Class specific expenses will be charged to the specific class of shares. Both joint expenses and class specific expenses are compared against expense projections.

         e. The total of joint and class specific expense limits will be reviewed to ensure that voluntary or contractual expense limits are not exceeded. Amounts will be adjusted to ensure that any limits are not exceeded. Expense waivers and reimbursements will be calculated and allocated to each class of shares based upon the pro rata percentage of the net assets of a Countrywide Fund as of the end of the prior day, adjusted for the previous day's share activity.

         f. Each Fund and class will accrue distribution expenses at a rate (but not in excess of the applicable maximum percentage rate) which will be reviewed by the Board of Trustees on a quarterly basis. Such distribution expenses will be calculated at an annual rate not to exceed .25% (except that such amount is .35% for the series of Countrywide Investment Trust) of the average daily net assets of a Fund's Class A shares (including Retail shares of a Money Market Fund) and not to exceed 1% of the average daily net assets of a Fund's Class B shares and Class C shares. Under the distribution plans, payments will be made only for expenses incurred in providing distribution related services. Unreimbursed distribution expenses of the Distributor will be determined daily and the Distributor shall not be entitled to reimbursement for any amount with respect to any day on which there exist no unreimbursed distribution expenses.

         g. Expense accruals for both joint and class specific expenses are reviewed each month. Based upon these reviews, adjustments to expense accruals or expense projections are made as needed.

         h. Expense ratios and yields for each class of shares will be reviewed daily to ensure that differences in yield relate solely to acceptable expense differentials.

         i. Any change to the classification of expenses as joint or class specific is reviewed and approved by the Board of Trustees.

         j. CFS will perform detailed expense analyses to ensure that expenses are properly charged to each Countrywide Fund and to each class of shares. Any expense adjustments required as a result of this process will be made.

3.       Control Objective

         Dividend distributions are accurately calculated for each class of shares.

         Methodology, Procedures and Internal Accounting Controls
         ---------------------------------------------------------

         a. The Money Market Funds and the other daily dividend Funds declare substantially all net investment income daily.

         b. The periodic dividend Funds declare substantially all net investment income periodically.

         c. Investment income, including amortization of discount and premium, where applicable, is recorded by each Countrywide Fund and is allocated to each class of shares based upon its pro rata percentage of the net assets of the Countrywide Fund as of the end of the prior day, adjusted for the previous day's share activity.

         d. For Money Market Funds and the other daily dividend Funds, distributable income is calculated for each class of shares on the pricing worksheet from which daily dividends and distributions are calculated. The dividend rates are calculated on a settlement date basis for class shares outstanding.

         e. Each non-daily dividend Fund will determine the amount of accumulated income available for all classes after deduction of allocated expenses but before consideration of any class specific expenses. This amount will be divided by total outstanding shares for all classes combined to arrive at a gross dividend rate for all shares. From this gross rate, a class specific amount per share for each class (representing the unique and incrementally higher, if any, expenses accrued during the period to that class divided by the shares outstanding for that class) is subtracted. The result is the actual per share rate available for each class in determining amounts to distribute.

         f. Realized capital gains, if any, are allocated daily to each class based upon its relative percentage of the total net assets of the Countrywide Fund as of the end of the prior day, adjusted for the previous day's share activity.

         g. Capital gains are distributed at least once every twelve months with respect to each class of shares.

         h. The capital gains distribution rate will be determined on the ex-date by dividing the total realized gains of the

                  Countrywide Fund to be declared as a distribution by the total outstanding shares of the Countrywide Fund as of the record date.

         i. Capital gains dividends per share should be identical for each class of shares within a Countrywide Fund.
                  Differences, if any, will be investigated and resolved.

         j. Distributions are reviewed annually by CFS at fiscal year end and as required for excise tax purposes during the fiscal year to ensure compliance with IRS regulations and accuracy of calculations.

There are several pervasive procedures and internal accounting controls which impact all three of the previously mentioned objectives.

         a. CFS's supervisory personnel will be involved on a daily basis to ensure that the methodology and procedures for calculating the net asset value and dividend distribution for each class of shares is followed and a proper allocation of expenses among each class of shares is performed.

         b. CFS fund accountants will receive overall supervision. Their work with regard to multiple class calculations will be reviewed and approved by supervisors.

         c. CFS's pricing worksheets will be clerically checked and verified against corresponding computer system generated reports.

Sample Multiple Class Worksheet
Allocation Methodology - Value of Shares Outstanding (periodic dividend Funds) Value of Settled Shares Outstanding (daily dividend Funds)

Fund ______________________________

Date ______________________________

                                            Total
                                             (T)      (A)      (B)       (C)

1     Prior day NAV per share (unrounded)

      Allocation Percentages

Complete for all Funds:
2     Shares O/S - prior day
3     Prior day shares activity
4     Adjusted shares O/S [2 + 3]
5     Adjusted net assets [4 x 1]
6     % Assets by class

For daily dividend funds complete Rows 7 - 11
For periodic (non daily) dividend funds
insert same # from Rows 2 - 6
7     Settled shares prior day
8     Prior day settled shares activity
9     Adjusted settled shares O/S [7 & 8]
10    Adjusted settled assets [9 x 1]
11    % Assets by class

      Income and Expenses
12    Daily income * Expenses:
13    Management Fee*
14    12-1 Fee
15    Other Joint Expenses*
16    Direct Class Expenses
17    Daily expenses [13+14+15+16]
18    Daily Net Income [12 - 17]
19    Dividend Rate (Daily Dividend Funds Only)
        [18/9]

      Capital
20    Income distribution
21    Undistributed Net Income [18 - 20]
22    Capital share activity
23    Realized Gains/Losses:
24      Short-Term**
25      Long-Term**
26    Capital gain distribution
27    Unrealized appreciation/depreciation**
28    Daily net asset change
        [21 + 22 + 24 + 25 + 26 + 27]

Sample Multiple Class Worksheet
Allocation Methodology - Value of Shares Outstanding (periodic dividend Funds) Value of Settled Shares Outstanding (daily dividend Funds)

Fund ______________________________

Date ______________________________

                                                            Total
                                                   (T)      (A)      (B)    (C)

      NAV Proof
29    Prior day net assets
30 Current day net assets [28 + 29]
31 NAV per share [30 / 4]
32 Sales Load as a percent of offering price
33 Offering Price [31 / (100% - 32)]

*  - Allocated based on Line 11 percentages.
** - Allocated based on Line 6 percentages.

                             MULTIPLE CLASS PRICING
                         FINANCIAL STATEMENT DISCLOSURE


Statement of Assets and Liabilities
-----------------------------------

         - Assets and liabilities will be disclosed in accordance with standard reporting format.

         -        The following will be disclosed for each class:

                           Net Assets:

                            Class A Shares
                            --------------
                                Paid-in capital
                                Undistributed net investment income
                                Undistributed realized gain (loss) on
                                  investments - net
                                Unrealized appreciation (depreciation) on
                                  investments - net

                           Net Assets - equivalent to $ --- per share based on --- shares outstanding.

                             Class B Shares
                             --------------
                                Paid-in capital
                                Undistributed net investment income
                                Undistributed realized gain (loss) on
                                  investments - net
                                Unrealized appreciation (depreciation) on
                                  investments - net

                           Net Assets - equivalent to $--- per share based on --- shares outstanding.


                             Class C Shares
                             --------------
                               Paid-in capital
                               Undistributed net investment income
                               Undistributed realized gain (loss) on
                                 investments - net
                               Unrealized appreciation (depreciation) on
                                 investments - net

                           Net Assets - equivalent to $--- per share based on --- shares outstanding.

                           Net Assets for Money Market Funds:
                           Retail Shares
                           --------------------------------------
                                Paid-in capital
                                Undistributed net investment income
                                Undistributed realized gain (loss) on
                                  investments - net

                        Net Assets - equivalent to $1.00 per share based on
                             --- shares outstanding.


                            Institutional Shares
                           --------------------------------------
                                Paid-in capital
                                Undistributed net investment income
                                Undistributed realized gain (loss) on
                                  investments - net

                        Net Assets - equivalent to $1.00 per share based on
                             --- shares outstanding.




Statement of Operations
-----------------------
         - Standard reporting format, except that class specific expenses will be disclosed for each class.

Statement of Changes in Net Assets
-----------------------------------
         -        Show components by each class of shares and in total as
                  follows:
                            Current Year
-------------------------------------------------------------------------------
Total     Class A      Class B       Class C        Retail        Institutional


                            Prior Year
-------------------------------------------------------------------------------
Total    Class A       Class B       Class C        Retail        Institutional


Selected Share Data and Ratios

         -        Show components by each class as follows:

                           Current Year
-------------------------------------------------------------------------------
Class A          Class B           Class C       Retail          Institutional


                           Prior Years
-------------------------------------------------------------------------------
Class A          Class B          Class C       Retail          Institutional



Notes to Financial Statements

         - Note on share transactions will include information on each class of shares for two years

         - Notes will include additional disclosure regarding allocation of expenses between classes.

         - Notes will describe the distribution arrangements, incorporating disclosure on any classes' 12b-1 fee arrangements.